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                                                                    EXHIBIT 4.02

                          REGISTRATION RIGHTS AGREEMENT
                                 (Senior Notes)

                  Registration Rights Agreement, dated as of March 30, 2001, among Jazz Casino Company, L.L.C. (the "Company"), JCC Holding Company ("JCC Holding"), JCC Canal Development, L.L.C. ("JCC Canal"), JCC Fulton Development, L.L.C. ("JCC Fulton") and JCC Development Company, L.L.C. ("JCC Development") and Bankers Trust Company ("BTCo") and Harrah's Entertainment, Inc. ("HET").

                                   WITNESSETH:

                  WHEREAS, the Company and the Guarantors are parties to that certain Indenture dated as of March 30, 2001 pursuant to which the Company has agreed to issue $124,520,000 in aggregate principal amount of the Company's Notes due 2008 (including Series A Notes and Series B Notes) issued pursuant to the Indenture, including all Secondary Securities from time to time issued thereunder, (the "Notes") in connection with that certain Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as modified through February 8, 2001, and filed with the United States Bankruptcy Court for the Eastern District of Louisiana by JCC Holding, the Company, JCC Canal, JCC Fulton and JCC Development Company (the "Plan"); and

                  WHEREAS, pursuant to the Plan and in order to induce the Holders to accept the Notes to be issued to them, the Company and the Guarantors have agreed to provide registration rights with respect thereto, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the parties hereto hereby agree as follows:

                  1. Definitions. (a) The following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Additional Guarantors" has the meaning set forth in Section 13.

         "Additional Selling Holders" has the meaning set forth in Section 2(a).



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         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that no holder of Notes shall be deemed to be an Affiliate of any other holder of Notes solely by reason of any investment in the Company or JCC Holding. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "BTCo Permitted Holders" shall mean (i) BTCo, (ii) any Affiliate of BTCo which at any time holds any Registrable Securities and (iii) any Permitted Transferee of a BTCo Permitted Holder; provided that any BTCo Permitted Holder as described in clause (iii) above may only initiate a request for a Demand Registration pursuant to Section 2 hereof if such BTCo Permitted Holder is designated in writing by BTCo to JCC Holding as a potential Initiating Holder.

         "Company" means Jazz Casino Company, L.L.C., a Louisiana limited liability company.

         "Company Parties" shall mean the Company and each Guarantor.

         "Delay Periods" has the meaning set forth in Section 4(k).

         "Demand Registration" has the meaning set forth in Section 2(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

        "Guarantors" means each of JCC Holding, JCC Canal, JCC Fulton, JCC Development and each Additional Guarantor, if any; provided that from and after that date, if any, upon which any of JCC Canal, JCC Development, JCC Fulton or any




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Additional Guarantor is released as a "Guarantor" pursuant to the Indenture, such Person shall cease to constitute a Guarantor hereunder.

         "HET Permitted Holder" shall mean (i) HET, (ii) any Affiliate of HET which at any time holds any Registrable Securities and (iii) any Permitted Transferee of an HET Permitted Holder; provided that any HET Permitted Holder as described in clause (iii) above may only initiate a request for a Demand Registration pursuant to Section 2 hereof if such HET Permitted Holder is designated in writing by HET to JCC Holding as a potential Initiating Holder.

         "Holders" shall mean all BTCo Permitted Holders and all HET Permitted Holders.

         "Indemnified Party" has the meaning set forth in Section 7.

         "Indemnifying Party" has the meaning set forth in Section 7.

         "Indenture" means that certain Indenture, as amended or supplemented from time to time in accordance with the terms thereof, between the Company, JCC Holding, JCC Canal, JCC Fulton, JCC Development and HSBC Bank USA, as indenture trustee, and dated as of March 30, 2001, as amended, modified or supplemented from time to time.

         "Initial Holder" has the meaning set forth in the first paragraph.

         "Initiating Holder" has the meaning set forth in Section 2(a).

         "Inspectors" has the meaning set forth in Section 4(g).

         "Interruption Period" has the meaning set forth in Section 4(k).

         "JCC Canal" means JCC Canal Development, L.L.C., a Louisiana limited liability company.

         "JCC Development" means JCC Development, L.L.C., a Louisiana limited liability company.

         "JCC Fulton" means JCC Fulton Development, L.L.C., a Louisiana limited liability company.

         "JCC Holding" means JCC Holding Company, a Delaware corporation.

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         "Maximum Offering Size" has the meaning set forth in Section 2(d).

         "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "Notes" has the meaning set forth in the second paragraph and shall include all Securities as defined in the Indenture.

         "Permitted Transferee" means any Person to whom any Registrable Security is transferred provided that such transfer is permitted pursuant to the terms of the Indenture.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Piggyback Registration" has the meaning set forth in Section 3.

         "Piggyback Registration Offer" has the meaning set forth in Section 3.

         "Plan" has the meaning set forth in the second paragraph.

         "Public Offering" means an underwritten public offering of the Registrable Securities pursuant to an effective registration statement under the Securities Act.

         "Records" has the meaning set forth in Section 4(g).

         "Registrable Securities" means (i) the Notes and any Related Registrable Securities. Once issued such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold publicly as permitted by Rule 144 (or any successor provision) under the Securities Act or (c) they shall have ceased to be outstanding.

         "Registration Expenses" shall have the meaning set forth in Section 5.

         "Related Registrable Securities" means any securities issued or issuable with respect to any Notes (including any Secondary Securities), or in connection with




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recapitalization, merger, consolidation or other reorganization or otherwise and any obligations of the Guarantors to the extent they are separate securities.

         "Requesting Holder" has the meaning set forth in Section 3.

         "SEC" means the Securities and Exchange Commission.

         "Secondary Securities" shall have the meaning set forth in the Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         "Series A Notes" has the meaning set forth in the Indenture.

         "Series B Notes" has the meaning set forth in the Indenture.

                           (b) The words "herein," "hereof" and "hereunder" and
other words of similar import refer to this Agreement as a whole, including the schedules and exhibits hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                           (c) The sign "$" shall mean, unless otherwise
indicated, the lawful money of the United States.

                  2. Demand Registration. (a) Upon the written request of any Holder, or group of Holders, (the "Initiating Holders"), requesting that the Company effect the registration under the Securities Act of such Holder's Registrable Securities (or a portion thereof), and specifying the intended method of disposition thereof, the Company will promptly give notice of such requested registration (the "Demand Registration") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to any other Holders who hold Registrable Securities at such time (based on the books and records of the transfer agent or registrar with respect to the Registrable Securities) and thereupon will use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable, but in no event later than 180 days of its receipt of such notice of demand, for:



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               (1) the Registrable Securities that the Company has been so requested to register by the Initiating Holders then held by the Initiating Holders; and

               (2) all Registrable Securities that any other Holder has requested the Company to register by written request received by the Company within 20 days after the delivery to such Holders of the written notice given by the Company pursuant to Section 2(a) above (such other Holders who have requested registration being referred to herein as "Additional Selling Holders" and, together with the Initiating Holder, as the "Requesting Holders"), all to the extent necessary to permit the disposition in accordance with the intended methods thereof as aforesaid of the Registrable Securities so to be registered; provided that the Company shall not be obligated to effect more than
(x) two Demand Registrations pursuant to this Section 2 for the BTCo Permitted Holders or (y) more than two Demand Registrations pursuant to this Section 2 for the HET Permitted Holders.

         Promptly after the expiration of the 20-day period referred to in
Section 2(a)(ii) hereof, the Company will notify the Initiating Holders of any Additional Selling Holders and the amount of Registrable Securities requested to be included in the Demand Registration by such Additional Selling Holders. The Initiating Holders requesting a registration under this Section 2(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Requesting Holders, by providing a written notice to the Company and such other Requesting Holders revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration if, and only if, any fees and expenses incurred by the Company as a result of such revoked request are paid by the Initiating Holders.

                  (2) Except as provided in Section 2(a), the Company will pay all Registration Expenses in connection with each Demand Registration.

                  (3) A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities of the Requesting Holders have actually been sold thereunder), (ii) if, after it has become effective, such registration is interfered with by any stop




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order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Requesting Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Requesting Holders.

                  (4) If the managing underwriter of the underwritten offering shall advise the Company in writing (with a copy to each Requesting Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requesting Holders owning the majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering (the "Maximum Offering Size"), Registrable Securities requested to be included in such registration allocated among the Requesting Holders on a pro rata basis (based upon the amount of Registrable Securities requested to be registered by each such Requesting Holder, as compared to the aggregate amount of Registrable Securities requested so to be registered).

                  (5) The Company and the Guarantors will cooperate in the performance of the obligations of the Company under this Section 2.

                  (6) The underwriter or underwriters of the underwritten offering of the Registrable Securities so to be registered shall be selected by the mutual agreement of the Company and the holders of a majority of the Registrable Securities so to be registered.

                  (7) Whenever the Company shall effect a registration pursuant to this Section 2 in connection with the underwritten offering by one or more Requesting Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the managing underwriter of such offering shall have advised each Requesting Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering.



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               3. Piggyback Registration.

                  (1) If the Company at any time proposes to file a registration statement under the Securities Act with respect to any underwritten offering by the Company for its own account or for the account of holders of any debt securities, securities convertible into or exchangeable for debt securities or warrants, options or other rights to purchase debt securities, to be offered for cash (other than on Form S-4 or S-8), then the Company shall in each case give written notice of such proposed filing to the Holders at least twenty (20) days before the anticipated filing date, and such notice shall offer (a "Piggyback Registration Offer") such Holders the opportunity to include all of the Registrable Securities held by them in such registration statement (a "Piggyback Registration"). In such event the right of any Holder to registration pursuant to this Section 3(a) may be conditioned upon such Holder's participation in such underwriting and of the inclusion such Holder's Registrable Securities in the underwriting to the extent provided herein. If any such Holder desires to have Registrable Securities registered and included in such underwritten offering under this Section 3(a) such Holder shall so notify the Company in writing within ten days after the receipt by such Holder of the written notice provided for in the preceding sentence (which notification shall set forth the amount of Registrable Securities for which registration is requested), and the Company will use its best efforts to cause all such Registrable Securities to be registered under the Securities Act to the extent requisite to permit the disposition in such underwritten offering; provided, however, that if the managing underwriter or underwriters of such offering, as selected by the Company, shall advise the Company in writing that in its or their opinion the total amount or kind of securities that the Holders, the Company and any other Persons or entities intend to include in such offering exceeds the amount that can be sold in such offering without an adverse effect on the price, timing or distribution of the securities offered by the Company, the Company shall be required to include in such registration only the amount of Registrable Securities and securities of other persons or entities, if any, that the managing underwriter or underwriters determine, in its or their sole discretion, can be sold without an adverse effect on the price, timing or distribution of the securities offered. In such event, in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, the securities which may have been requested to be included in such registration pursuant to this Agreement (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities of other Persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons).



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                  (2) At any time prior to the date of printing preliminary
prospectuses in connection with an underwritten offering under Section 3(a), a Holder that previously requested Piggyback Registration thereof may withdraw all or part of its Registrable Securities from such offering by providing notice to such effect to the Company.

                  (3) The Company will pay all Registration Expenses in connection with the registration requested pursuant to this Section 3, except that the Holders of Registrable Securities to be registered shall pay all underwriting discounts and commissions or placement fees of such underwriters with respect to the Registrable Securities sold by such Holders.

               4. Registration Procedures. Whenever an Initiating Holder requests that any Registrable Securities be registered pursuant to Section 2 hereof, the Company and the Guarantors will, subject to the provisions of such Section, use their best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as practicable, but in no event later than 180 days of its receipt of such notice of demand, and in connection with any such request:

                  (1) The Company Parties will as soon as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company (and, to the extent relevant, the Guarantors) then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its (and their) best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days.

                  (2) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Requesting Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Requesting Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Requesting Holder or underwriter may reasonably request in order




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to facilitate the disposition of the Registrable Securities owned by such
Requesting Holder.

                  (3) After the filing of the registration statement, the Company will promptly notify each Requesting Holder holding Registrable Securities covered by such registration statement of (i) the receipt of any comments or requests from the SEC and (ii) any stop order or cease trade order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or cease trade order or to remove or revoke it if entered.

                  (4) The Company and each Guarantor will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Requesting Holder holding such Registrable Securities reasonably (in light of such Requesting Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company Parties and do any and all other acts and things that may be reasonably necessary or advisable to enable such Requesting Holder to consummate the disposition of the Registrable Securities owned by such Requesting Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (5) The Company will immediately notify each Requesting Holder holding such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will contain complete and accurate disclosure of all material facts relating to the securities covered thereby and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and promptly prepare and make available to each such Requesting Holder any such supplement or amendment.

                  (6) The Company and the Guarantors will enter into customary agreements (including an underwriting agreement in customary form, including, without limitation, customary provisions for indemnification and




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contribution) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

                  (7) Upon the execution of customary confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company Parties will make available for inspection by any Requesting Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4 and any attorney, accountant or other professional retained by any such Requesting Holder or underwriter (collectively the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company Parties (collectively the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Requesting Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company Parties unless and until such information, to the extent material, is made generally available to the public. Each Requesting Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (8) The Company Parties will furnish to each Requesting Holder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company Parties' independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the owners of a majority of the amount of Registrable Securities being sold for the account of the Requesting Holders or the managing underwriter therefor reasonably requests.



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                  (9) The Company Parties will otherwise use all reasonable
efforts to comply with all applicable rules and regulations of the SEC, including, without limitation, making available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

                  (10) The Company may require each Requesting Holder to furnish promptly in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information legally required in connection with such registration.

                  (11) Each Requesting Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(e) hereof, such Requesting Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Requesting Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof (such period during which disposition is discontinued being an "Interruption Period"), and, if so directed by the Company, such Requesting Holder will deliver to the Company all copies, other than any permanent file copies then in such Requesting Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to
Section 2, or suspend the use of any effective registration statement under
Section 2, for a reasonable period of time which shall be as short as practicable, but in any event not in excess of 90 days (a "Delay Period"), if the Company determines in good faith that the registration and distribution of the Registrable Securities covered or to be covered by such registration statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company Parties or any of their subsidiaries or would require premature disclosure thereof and promptly gives the Requesting Holders written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the period of the anticipated delay. If the Company shall so postpone the filing of a registration statement, Requesting Holders shall have the right to withdraw the request for registration by giving written notice from the holders of a majority of the Registrable Securities that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period. The time period for which the Company



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is required to maintain the effectiveness of any registration statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such registration. No more than one Delay Period may be invoked pursuant to this Section with respect to a Demand Registration.

                  (12) The Company Parties shall make their employees and personnel available and otherwise provide reasonable assistance to the underwriters (taking into account the needs of their businesses and the requirements of the marketing process including, without limitation, the participation by such employees and personnel in "road shows") in the marketing of Registrable Securities in any underwritten offering.

               5. Registration Expenses

                  (1) All expenses incident to the Company Parties' performance of or compliance with this Agreement will be paid by the Company Parties, regardless of whether the Registration Statement becomes effective, including without limitation:

                         (1) all registration and filing fees (including, without limitation, with respect to filings required to be made with the SEC and any securities exchange or NASDAQ-NMS);

                         (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                         (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                         (4) fees and disbursements of counsel for (i) the Company Parties, (ii) the underwriters, and (iii) the


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          sellers of the Registrable Securities (subject to the provisions of
          Section 5(b) hereof);

                         (5) fees and disbursements of all independent certified public accountants of the Company Parties (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                         (6) fees and disbursements of underwriters, if any, (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company Parties, the underwriters and the selling holders of Registrable Securities);

                         (7) securities acts liability insurance if any Company Party so desires or if the underwriters or selling holders of a majority of the Registrable Securities so require;

                         (8) transfer agent fees and expenses;

                         (9) "road show" expenses;

                         (10) fees and expenses of other Persons retained by any Company Party; and

                         (11) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement and any underwriting agreement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

                   Each Company Party will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by JCC Holding are then





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listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by any Company Party.

                  (2) In connection with the Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a legal opinion is required from more than one counsel by the terms of any underwriting agreement relating to an underwritten offering) chosen by the Initiating Holder or, in cases where there is no Initiating Holder, the Holders of a majority of the Registrable Securities to be included therein.

               6. Indemnification by the Company Parties. The Company Parties jointly and severally agree to indemnify and hold harmless each Requesting Holder, its officers, directors, employees and agents, and each person, if any, who controls such Requesting Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including those resulting from any order made or any inquiry, investigation or proceeding commenced by any securities regulatory authority, stock exchange or by any other competent authority) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are based upon (i) any such untrue statement or omission or alleged untrue statement or omission in any such registration statement or prospectus made or omitted, as the case may be, in reliance upon and in conformity with information furnished in writing to the Company by such Requesting Holder or on such Requesting Holder's behalf expressly for use therein or (ii) a Requesting Holder's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus, but only if such Requesting Holder had a separate prospectus delivery requirement under applicable regulations. The Company Parties also jointly and severally agree to indemnify any underwriters of the Registrable Securities, their officers, directors, employees and agents and each person who controls such underwriters (other than in respect of loss of profit or information relating solely to the underwriters) on substantially the same basis as that of the indemnification of the Requesting Holders provided in this Section 5 and which indemnification shall provide, in addition, an indemnity in respect of any breach of representation or warranty of any Company Party contained in any underwriting agreement in respect of Registrable Securities.

               7. Indemnification by Requesting Holders. Each Requesting Holder agrees, severally but not jointly, to indemnify and hold harmless the Company Parties, their officers, directors and agents and each person, if any, who controls any Company Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company Parties to such Requesting Holder, but only with respect to information furnished in writing by such Requesting Holder or on such Requesting Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Requesting Holder also agrees to indemnify and hold harmless underwriters (other than in respect of loss of profit or information relating to the underwriters) of the Registrable Securities, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company Party provided in this Section 7. As a condition to including Registrable Securities in any registration statement filed in accordance with Section 2 hereof, the Company may require that the Company Parties shall have received an undertaking reasonably satisfactory to the Company from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

               8. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 6 and 7 hereof, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

               9. Contribution. If the indemnification provided for in Sections 6 and 7 hereof is unavailable to the Indemnified Parties or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company Parties and the Requesting Holders, on the one hand, and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company Parties and such Requesting Holders on the one hand, and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company Parties and such Requesting Holders, on the one hand, and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company Parties, on the one hand, and each such Requesting Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company Parties and of each such Requesting Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company Parties and such Requesting Holders, on the one hand, and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company Parties and such Requesting Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company Parties and such Requesting Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Parties and such Requesting Holders or by such underwriters. The relative fault of the Company Parties on the one hand and of each such Requesting Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company Parties and each of the Requesting Holders agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no underwriter shall be required to contribute any amount in excess of the amount of the total fees, discounts and commissions received by it, and no Requesting Holder shall be required to contribute any amount in excess of the amount of the proceeds received by such Requesting Holder in respect of a sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Requesting Holder's obligation to contribute pursuant to this Section 9 is several in the proportion that the proceeds of the offering received by such Requesting Holder bears to the total proceeds of the offering received by all such Requesting Holders and not joint.

               10. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the

Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement.

               11. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               12. Rule 144. The Company Parties shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC including, without limiting the generality of the foregoing, the Company Parties' filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company Party will deliver to such holder a written statement as to whether they have complied with such requirements.

               13. Additional Guarantors. If any Affiliate of JCC Holding at any time after the date hereof becomes a guarantor of Registrable Securities (each such Affiliate, an "Additional Guarantor"), JCC Holding shall cause each such Additional Guarantor to (x) execute and deliver a counterpart of this Agreement, at which time such Additional Guarantor shall become a party hereto as a Guarantor and (y) perform all obligations of a Guarantor and a Company Party hereunder.

               14. Miscellaneous.

                  (1) No Inconsistent Agreements. No Company Party will hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

                  (2) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (3) Amendment; Waiver. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless consented to in writing by the Company, each Guarantor, BTCo, HET and the Holders owning at least a majority of the Registrable Securities then held by all Holders.

                  (4) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (i)    if to the Company or any Guarantor, to:

                         One Canal Place
                         365 Canal Street, Suite 900
                         New Orleans, Louisiana 70130
                         Attention:  Corporate Secretary

                  (ii) if to any holder of Registrable Securities, at its last known address appearing on the books of the Company maintained for such purpose;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or five days after the same shall have been deposited in the mail, postage prepaid. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

               (5) Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holder of Registrable Securities.

               (6) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (7) Governing Law. This Agreement shall be governed by the laws of the State of New York.

               (8) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (9) Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                               JAZZ CASINO COMPANY, L.L.C.
                               By:  JCC Holding Company, its sole member

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               JCC HOLDING COMPANY

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               JCC CANAL DEVELOPMENT, L.L.C.
                               By:  JCC Holding Company, its sole member

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               JCC DEVELOPMENT, L.L.C.
                               By:  JCC Holding Company, its sole member

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               JCC FULTON DEVELOPMENT, L.L.C.
                               By:  JCC Holding Company, its sole member

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               BANKERS TRUST COMPANY


                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               HARRAH'S ENTERTAINMENT, INC.


                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                                    EXHIBIT A

                                     Holders


Bankers Trust Company
Harrah's Entertainment, Inc.